SECOND QUARTER 2021  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS •Adjusted EBITDAof $21.4 million •Net income of $19.2 million •$40.6 million cash, restricted cash and cash  equivalents Q2‐2021 Results •22 drybulk ships and one barge in owned and  controlled fleet at June 30, 2021 Fleet •Operating 52 vessels on average during Q2 2021 •5.9 million tons carried; 109 voyages performed  for 55 clients  Operations 1) Adjusted EBITDA is a non‐GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and  leaseback of vessel, share‐based compensation, and when applicable, loss on impairment of vessels and certain non‐recurring items.  Consistent  Performance Working Fleet Extensive and varied  experience 3

Customer Focus: Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides consistent returns through fluctuating market cycles. Rate Environment: The Baltic Dry Index average increased significantly in the second quarter. (1) Per reported indices DRIVERS OF PERFORMANCE 4 0 500 1000 1500 2000 2500 3000 3500 4000 Baltic Dry Index (1)

2nd Quarter Highlights  Net income attributable to Pangaea Logistics Solutions Ltd. was $19.2 million for the three months ended June 30, 2021, as compared to a $3.0  million for the same period of 2020. o Non‐GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. was $12.9 million, as compared to adjusted net income  of $3.7 million for the three months ended June 30, 2020.  Diluted net income per share was $0.44 for the three months ended June 30, 2021 ,as compared to a net income per share of $0.07 for the  same period of 2020.  Pangaea's TCE rates were $21,053 for the three months ended June 30, 2021 as compared to $10,733 for the three months ended June 30,  2020. Adjusted EBITDA was $21.4 million for the three months ended June 30, 2021, as compared to $10.7 million for the same period of 2020.  At the end of the quarter, Pangaea had $40.6 million in cash and cash equivalents.  Subsequent Business Update  On July 6, 2021, the Company, through its wholly owned subsidiary, Bulk Nordic Five Ltd., and the existing lender agreed to amend and restate  the original Bareboat Charter dated October 27, 2016. The amended agreement extends the lease maturity date to April 2028 with a purchase  obligation of $6.95 million. The Company also fixed the interest rate through maturity at 3.97%. The bareboat charter party is secured by a first  preferred mortgage on the m/v Bulk Destiny, the assignment of earnings, insurances and requisite compensation of the entity, and by  guarantees of its shareholders.  On July 12, 2021, the Company took delivery of the m/v Bulk Promise, a 2013 Shin Kurushima Toyohashi‐built 78,228 dwt dry bulk vessel for  $18.3 million. The vessel was financed under a secured term loan facility for $12.8 million payable in 24 equal quarterly installments and a final  balloon payment of $4.5 million at maturity. Interest on the loan is floating at the three‐month LIBOR plus 2.30%.   On August 9, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.035 per common share, to be paid on September  15, 2021, to all shareholders of record as of September 1, 2021. FINANCIAL HIGHLIGHTS 5

SELECTED INCOME STATEMENT DATA

(in thousands,may not foot due to rounding)	Three months ended June 30,		Six months ended June 30	
	2021	2020	**2021**	2020
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 117,395**	$ 66,857	**$ 225,626**	$ 153,381
Charter revenue	**28,149**	3,539	**44,891**	12,895
Total revenue	**145,544**	70,396	**270,517**	166,276
Expenses:				
Voyage expense	**46,113**	31,758	**93,952**	79,554
Charter hire expense	**62,604**	15,204	**116,239**	47,529
Vessel operating expenses	**9,773**	9,325	**18,268**	19,259
General and administrative	**6,030**	3,872	**10,235**	7,866
Depreciation and amortization	**4,869**	4,346	**9,288**	8,588
Loss on impairment of vessels	**-**	1,801	**-**	1,801
Loss on sale of vessels	**-**	297	**-**	219
Total expenses	**129,388**	66,603	**247,982**	164,816
Income from operations	**16,156**	3,793	**22,535**	1,460
Total other income (expense), net	**3,421**	(498)	**3,549**	(4,934)
Net income (loss)	**19,577**	3,295	**26,084**	(3,474)
Income attributable to noncontrolling interests	**(350)**	(290)	**(1,003)**	(316)
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	**$ 19,227**	$ 3,005	**$ 25,081**	$ (3,790)
Adjusted EBITDA [(1)]	**$ 21,443**	$ 10,658	**$ 33,188**	$ 13,592

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, share-based compensation, and when applicable, loss on impairment of vessels and certain non-recurring items.

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SELECTED BALANCE SHEET & CASH FLOW DATA 7 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.  (in thousands) June 30, 2021 December 31, 2020  Current Assets     Cash and cash equivalents 40,615$                                        46,897$                            Restricted cash ‐                                                 1,500                                    Accounts receivable, net 30,761                                          29,152                                 Other current assets 61,759                                          35,482                              Total current assets 133,135                                        113,032                           Fixed assets, including finance lease right of use assets, net 434,695                                        321,982                           Investment in newbuildings in‐process 7,602                                             15,391                             Total assets 575,432$                                      450,404$                         Current liabilities Accounts payable, accrued expenses and other current liabilities 44,689$                                        32,400$                           Related party debt 243                                                243                                   Current portion long‐term debt and finance lease liabilities 25,636                                          64,361                             Other current liabilities 15,925                                          13,805                             Total current liabilties 86,492                                          110,809                           Secured long‐term debt and finance lease liabilities, net 217,053                                        95,028                             Other long‐term liabilities 15,011                                          10,135                             Total Pangaea Logistics Solutions Ltd. equity 207,541                                        182,766                           Non‐controlling interests 49,335                                          51,666                             Total stockholders' equity 256,876                                        234,431                           Total liabilities and stockholders' equity 575,432$                                      450,404$                         Cash flows for the years ended: June 30, 2021 June 30, 2020 Net cash provided by operating activities 19,534$ 6,907$ Net cash (used in) provided by investing activities (108,652)$ 5,778$ Net cash provided by (used in) financing activities 81,336$ (16,247)$

TOTAL SHIPPING DAYS 8 Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 1,886  1,875  1,573  1,623  1,566  1,461  1,372  1,615  2,750  3,365  3,003  1,977  3,168  3,406  3,296  3,108   ‐  1,000  2,000  3,000  4,000  5,000  6,000 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 D ay s Owned Days Charter‐in Days

PANGAEA TCE v. AVERAGE MARKET TCE 9 **Average of the published Panamax and Supramax index net of commission $15,915  $15,172  $10,508  $10,733  $13,316  $14,640  $16,524  $21,053  $13,728  $10,819  $5,920  $5,548  $10,286  $10,326  $16,261  $24,185   $‐  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000 Q3‐2019 Q4‐2019 Q1‐2020 Q2‐2020 Q3‐2020 Q4‐2020 Q1‐2021 Q2‐2021 PANGAEA AVG TCE V. MARKET AVERAGE TCE Pangaea TCE Market TCE

1) Adjusted EBITDA is a non‐GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, share‐based  compensation, loss on sale and leaseback of vessels and other non‐operating income and/or expense, if any.  2) TCE is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common  shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels  on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per‐day amounts while charter hire rates for vessels  on time charters generally are expressed in per‐day amounts. FINANCIAL PERFORMANCE Q3‐2019 THROUGH Q2‐2021 10  ‐  5,000  10,000  15,000  20,000  25,000 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 ADJUSTED EBITDA(1) (in thousands)  $‐  $5,000  $10,000  $15,000  $20,000  $25,000 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 TCE(2)

ADJUSTED EARNINGS PER COMMON SHARE 11 (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel,  loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average number of shares of  common stock. Adjusted EPS total of $0.29 for Q2‐2021 0.18  0.09  0.03  0.09  0.20  0.10  (0.09) 0.09  0.19  0.14  0.09  0.29   (0.10)  (0.05)  ‐  0.05  0.10  0.15  0.20  0.25  0.30  0.35 Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Historical Adjusted EPS (1) $0.39 $0.30 $0.71

TCE OUTLOOK



$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
6,000
5,000
4,000
3,000
2,000
1,000
-
$13,728
$13,835
$14,360
$12,029
$12,933
$15,915
$15,172
$10,508
$10,733
$13,316
$14,640
$16,524
$21,053
$27,100*
Q2 - 2018
Q3 - 2018
Q4 - 2018
Q1-2019
Q2-2019
Q3-2019
Q4-2019
Q1-2020
Q2-2020
Q3-2020
Q4-2020
Q1-2021
Q2-2021
Q3-2021e
Shipping Days
Pangaea TCE

** Q3 21 estimated TCE performance based on shipping days performed through August 9, 2021*

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